Special All-Employee Meeting

October 29, 2020

Inphi Confidential
Internal Audiences Only

Inphi®
Think fast.

First to Faster.™

Important Information for Investors and Shareholders

Cautionary Statement Regarding Forward Looking Statements

This presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the proposed transaction between Marvell, Inphi and the newly formed company which will become the holding company of Marvell and Inphi following the transaction ("HoldCo"), including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result" and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities and other conditions to the completion of the transaction; (ii) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the transaction or HoldCo's ability to integrate the businesses of Marvell and Inphi or due to unexpected costs, liabilities or delays; (iii) the ability of the parties to obtain or consummate financing or refinancing related to the transactions upon acceptable terms or at all; (iv) potential litigation relating to the proposed transaction that could be instituted against Marvell, HoldCo or Inphi or their respective directors; (v) the risk that disruptions from the proposed transaction will harm Marvell or Inphi's business, including current plans and operations; (vi) the ability of Marvell or Inphi to retain and hire key personnel; (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (viii) risks relating to the value of the HoldCo shares to be issued in the transaction; (ix) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; (x) the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; (xi) legislative, regulatory and economic developments affecting Marvell or Inphi's businesses; (xii) general economic and market developments and conditions; (xiii) the evolving legal, regulatory and tax regimes under which Marvell, HoldCo and Inphi operate; (xiv) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Marvell's and/or Inphi's financial performance; (xv) restrictions during the pendency of the proposed transaction that may impact Marvell's or Inphi's ability to pursue certain business opportunities or strategic transactions; (xvi) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Marvell's and Inphi's response to any of the aforementioned factors; (xvii) failure to receive the approval of the securityholders of Marvell and/or Inphi; and (xviii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Marvell and Inphi described in the "Risk Factors" section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Marvell and Inphi assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Neither Marvell nor Inphi gives any assurance that either Marvell or Inphi will achieve its expectations.

Important Information for Investors and Shareholders

Additional Information and Where to Find It

This communication relates to a proposed transaction between Marvell and Inphi. In connection with the proposed transaction, Marvell and Inphi will cause the newly formed company which will become the holding company of Marvell and Inphi following the transaction ("HoldCo") to file a registration statement on Form S-4 with the Securities and Exchange Commission (the "SEC"), which will include a document that serves as a joint proxy statement of Marvell and Inphi and a prospectus of HoldCo referred to as a joint proxy statement/prospectus. A joint proxy statement/prospectus will be sent to all Inphi stockholders and all Marvell shareholders. Each party also will file other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF INPHI AND INVESTORS AND SECURITY HOLDERS OF MARVELL ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors, Marvell shareholders and Inphi stockholders may obtain free copies of the Joint Proxy Statement/Prospectus (when available) and other documents that are filed or will be filed with the SEC by Marvell, Inphi or HoldCo through the website maintained by the SEC at www.sec.gov.

The documents filed by Marvell with the SEC also may be obtained free of charge at Marvell's website at www.marvell.com or upon written request to Marvell Technology Group Ltd. at 5488 Marvell Lane, Santa Clara, CA 95054.

The documents filed by Inphi with the SEC also may be obtained free of charge at Inphi's website at www.inphi.com or upon written request to Inphi Corporation at 110 Rio Robles, San Jose, California 95134.

Participants in the Solicitation

Marvell and Inphi and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Inphi's stockholders and from Marvell's shareholders in connection with the proposed transaction. Information about Inphi's directors and executive officers and their ownership of Inphi's common stock is set forth in Inphi's proxy statement for its 2020 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 21, 2020. Information about Marvell's directors and executive officers is set forth in Marvell's proxy statement for its 2020 Annual General Meeting of Shareholders on Schedule 14A filed with the SEC on May 28, 2020. To the extent that holdings of Inphi's or Marvell's securities have changed since the amounts printed in Inphi's or Marvell's proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This presentation is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Non-GAAP Measures

This presentation includes non-GAAP financial measures as defined under SEC rules. Reconciliations of non-GAAP to GAAP are included at the end of this presentation.

Inphi + Marvell = Infrastructure Powerhouse, for Cloud and 5G

- Inphi is doing great on our own: Q3, Q4, 2021, and beyond
  - Q3: $180.7M record revenue, 29.5% non-GAAP operating profit
  - Q4 and 2021: "as is" despite Huawei ban, due to strength of cloud customers
  - Strong ASP points to continued leadership in electro-optics interconnects
- We're not selling. We are starting the new era of Inphi 3.0 under Marvell brand
- Shared vision of "Accelerate the transition to the digital world"
- Double down on "Move", complements "Store, Process and Secure"
- Very synergistic product portfolio, teams and customers
- $23B SAM in CY'23 at 12% CAGR
- Creates 4 new combined $100M+ cloud customers right away
- Accelerates our growth and leadership in cloud, 5G, and opens up automotive
- Combining best of both teams
- May be 12 mos. to close: critical to operate "business as usual", continue to execute

Inphi to Combine with Marvell

Creating a U.S. Semiconductor Powerhouse Positioned for Growth and Leadership in Cloud and 5G Infrastructure



MARVELL™

Matt Murphy
President and CEO
Marvell Semiconductor

Marvell and Inphi share a vision of data infrastructure

MARVELL™

We develop and deliver semiconductor solutions that move, store, process and secure the world's data faster and more reliably than anyone else.

Inphi®

Inphi is the leader in data movement interconnects between and inside data centers. We move big data fast, around the globe, with high quality and reliability.

Overview


MARVELL

Company founded	FY20 revenue
1995	**$2.7B**
Employees	Patents worldwide
5,000+	**10,000+**

Located in **Santa Clara, CA**
R&D centers in **US, Israel, India, Germany, China**

Our 4-year journey to data infrastructure



Enterprise value $B
$27
$24
$21
$18
$15
$12
$9
$6
$3
$0
$3.5B
$6.2B
$14.8B
$17.2B
$26.6B
Pivot to infrastructure, focus on storage and networking
Increase scale and diversity in networking with Cavium
Reallocate resources to 5G and Automotive opportunities
Wi-Fi sale and acquisitions of Avera and Aquantia

The New Marvell


AQUANTIA
QLOGIC
averasemi
CAVIUM
MARVELL
MARVELL

Culture: Marvell's Core Behaviors

Act with integrity and treat everyone with respect

- Say what you mean, do what you say
- Be inclusive and embrace the diversity of people and opinions
- Lying and arrogance are unacceptable

Innovate to solve customer needs

- Understand the customer's needs and focus innovation to make them successful
- Be creative – take calculated risks and learn from failures
- Build close and trusted customer relationships and easy to do business with

Execute with thoroughness and rigor

- Make decisions objectively based on data
- Strive for excellence and minimize waste, delays and inconsistency
- Deliver superior quality on time

Help others achieve their objectives

- One Marvell - Put Marvell objectives ahead of individual or team objectives
- Act like an owner of the entire business
- Share information, resources, technology and opportunities across the organization

Focused on enabling data infrastructure

We specialize in semiconductor solutions across four end markets.


Carrier


Automotive


Enterprise


Data Center

Marvell offers

the most complete data infrastructure portfolio


MARVELL
OCTEON III



Processors

#1 in baseband and data plane processors

Storage

#1 in HDD and SSD controllers, Fibre Channel

Networking

#2 in Switches and PHYs

Security

#1 in security processors





Working with leading companies

Alibaba Group
aws
Audi
BMW
BOSCH
cisco
DELL EMC
ERICSSON
Google
Hewlett Packard Enterprise
HONDA
Juniper Networks
KIOXIA
Lenovo
Micron
Microsoft
NETGEAR
NOKIA
ORACLE
paloalto networks
SAMSUNG
SEAGATE
SK hynix
SONY
TESLA
TOSHIBA
Western Digital

Strategic rationale: Accelerates growth and leadership in **cloud** and **5G**

- Extends Marvell's vision to **Move,** Store, Process, and Secure the world's data
- Expands Marvell addressable market to **$23B** and accelerates market growth from 9% to **12%** **CAGR**
- Creates industry leading high-speed data interconnect platform: copper and **electro-optics** franchises
- Extends Marvell's data infrastructure **technology platform** with **scale** for 5/3nm and beyond
- Strengthens Tier1 customer base: combination adds **4 more $100M+ cloud & networking** customers
- Accretive to revenue growth, gross and operating margin and strengthens **long-term financial model**

Highly complementary portfolio expands SAM, accelerates growth

Marvell stand alone


9%
CAGR
$20B
$16B
$7
$7
$1
16%
2%
0%
$11
$8
$1
Wireless, Cloud, Auto
Enterprise, Wired, Industrial
Consumer
CY20
CY23

Marvell and Inphi combined


12%
CAGR
$23B
$17B
$1
$7
$7
$1
50%
16%
2%
0%
$3
$11
$8
$1
Palau
Wireless, Cloud, Auto
Enterprise, Wired, Industrial
Consumer
CY20
CY23

Accelerates growth in cloud & 5G: >70% of Inphi revenue from cloud & 5G [1]

Notes: 1. revenue split from fiscal 2020 year-to-date results

End-to-end portfolio of high-speed data interconnect


Enterprise
Automotive
Data Center
Carrier
Storage, compute, networking
Copper
Optical
1-25Gbps copper interconnect
25-800Gbps+ electro-optics interconnect

Inphi Customers Strengthen Maui Networking & Compute End Markets



Data Center



Carrier



Enterprise



Automotive

Enhanced by Inphi

Microsoft
aws
Google
facebook
Baidu 百度
Alibaba
Tencent 腾讯

ZTE 中兴
FiberHome
Juniper
ADVA
NOKIA
cisco
AT&T
ciena
verizon
HUAWEI
infinera

cisco
intel
NVIDIA
ARISTA
H3C

New Opportunities: LiDAR

Expands Marvell’s $100M+ customer base in networking and cloud


FY18
FY21
1-2 years
Consumer
Storage
Networking and cloud
Wireless
5
9
13
17
Marvell + Inphi

Accelerates Marvell's strategic growth drivers


5G wireless
infrastructure

- Marvell leads with base station compute
  - Compute sets the bandwidth bar and cadence
- Inphi adds
  - Fronthaul and backhaul interconnect


Cloud data
centers

- Inphi leads with electro-optics interconnect
  - Inside and between cloud data centers
  - Optical fabric sets the bandwidth bar and cadence
- Marvell adds
  - DPU – data centric compute in the network
  - Storage – optimized solutions for hot & cold storage

Compute and high-speed data interconnect leadership for 5G and cloud

Inphi + Maui Lead in Infrastructure Solutions for Cloud and Telecom Customers


Processing
CPU, GPU, AI
Physical Layer
Inphi
Analog, DSP, Optics
Networking
Switching,
Routing, NIC
5G
5G
5G Base Stations
Storage
Storage, Memory
Automotive
Ethernet, DPU, Security

Combined technology and customization capability perfectly aligned to the future cloud opportunity

Marvell infrastructure platform



Storage
Compute
Networking
Security

+

Inphi interconnect platform



Coherent DSP
Silicon Photonics and Partner Optics
Driver
PAM DSP
TiA

+

Combined custom & ASIC scale



Marvell
$
Product
$
Customer

The future cloud opportunity is customized solutions

Best-in-Class Financial Model

(in $ millions)

- **Sustainable and growing revenue**
- **PF operating model with industry leading margins**
- **$125M in cost synergies improving overall profitability**

	Marvell LQA as of 7/31/2020	Inphi LQA as of 9/30/2020	Pro Forma (excl. synergies)	Long Term Target: Marvell + Inphi (w/synergy)
Revenue	**$2,909**	**$723**	**$3,632**	**12-16% CAGR**
Gross Margin	***63.3%***	***64.2%***	***63.5%***	***64-66%***
Operating Income	**$653**	**$213**	**$866**	
Operating Margin	***22.4%***	***29.5%***	***23.8%***	***38-40%***
EBITDA	**$859**	**$277**	**$1,136**	
EBITDA Margin	***29.5%***	***38.3%***	***31.3%***	***43-45%***

Source: Company filings

Note: LQA = "Last Quarter Annualized"; *; All metrics are non-GAAP, excluding Stock Based Compensation; EBITDA shown on an adjusted basis; Reconciliations of non-GAAP to GAAP are included at the end of this presentation

Next Steps

Timeline

- Public announcement (Oct. 29)
- Inphi and Marvell employee meetings (Oct. 29-Nov. 1)
- Begin integration planning (early Nov.)
- Transaction expected to close second half of calendar 2021
- We will keep you informed of our ongoing progress

Our Approach to Integration

- Combining the best of both teams
- Strategy first, then team, then structure
- Consolidating facilities in common locations
- Honor reputation of both companies
- Deliver on our commitments to customers and other stakeholders

Need to continue operating as two separate and independent companies

Q&A

Thank You

MARVELL™